Exhibit 23




               CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Alpharma Inc. on Form S-8 (File No. 33-60495) of our report dated February 25, 1998, on our audits of the consolidated financial statements of Alpharma Inc. as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is incorporated by reference in this Annual Report on Form 10-K.




                              Coopers & Lybrand L.L.P.



Parsippany, New Jersey
March 6, 1998